EXHIBIT 99.1
NEXPLANAR CORPORATION
Financial Statements
As of and for the year ended December 31, 2014
(With Independent Auditors' Report Thereon)

Independent Auditors' Report
The Board of Directors
 NexPlanar Corporation:
We have audited the accompanying financial statements of NexPlanar Corporation, which comprise the balance sheet as of December 31, 2014, and the related statements of operations, stockholders' equity, and cash flows for the year then ended, and the related notes to the financial statements.
Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditors' Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NexPlanar Corporation as of December 31, 2014, and the results of its operations and its cash flows for the year then ended, in accordance with U.S. generally accepted accounting principles.
/s/ KPMG, LLP
Portland, Oregon
 June 19, 2015, except for note 11, as to which the date is January 6, 2016

NEXPLANAR CORPORATION
Balance Sheets
December 31, 2014
(In thousands, except share and per share data)
Assets	2014
Current assets:
Cash and cash equivalents	$12,919
Accounts receivable	2,260
Accounts receivable - related parties	644
Inventories	1,108
Prepaid expenses and other current assets	97
Total current assets	17,028
Property and equipment, net	3,724
Other assets	104
Total assets	$20,856
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$683
Accrued payroll and related benefits	849
Other accrued expenses	640
Short-term portion of long-term debt, net of $51 discount	1,910
Short-term portion of other long-term liabilities	67
Total current liabilities	4,149
Long-term liabilities:
Debt, net of $17 discount	1,970
Other long-term liabilities	260
Total liabilities	6,379
Stockholders' equity:
Preferred stock, Series F par value $0.0001 per share. Authorized 19,146,294 shares at
December 31, 2014; issued and outstanding 10,434,507 at December 31, 2014; aggregate liquidation
of $14,500 at December 31, 2014	1
Preferred stock, Series E par value $0.0001 per share. Authorized 8,855,980 shares at
December 31, 2014; issued and outstanding 8,639,980 at December 31, 2014; aggregate liquidation
preference of $10,000 and $10,000 at December 31, 2014	1
Additional paid-in capital Preferred stock (Series E) warrants	182
Preferred stock, Series D-X and D-1X par value $0.0001 per share. Authorized 13,142,436 shares at December 31, 2014; issued and outstanding 13,026,572 shares at December 31, 2014;
aggregate liquidation preference of $27,093 at December 31, 2014	1
Additional paid-in capital Preferred stock (Series D) warrants	124
Preferred stock, Series C-X par value $0.0001 per share. Authorized 20,905,329 shares at
December 31, 2014; issued and outstanding 17,915,867 shares at December 31, 2014;
aggregate liquidation preference of $13,917 at December 31, 2014	2
Additional paid-in capital Preferred stock (Series C) warrants	1,549
Preferred stock, Series B-X par value $0.0001 per share. Authorized 4,014,908 shares at
December 31, 2014; issued and outstanding 4,014,908 shares at December 31, 2014;
aggregate liquidation preference of $5,382 at December 31, 2014	-
Preferred stock, Series A-X par value $0.0001 per share. Authorized 1,515,741 shares at
December 31, 2014; issued and outstanding 1,515,741 shares at December 31, 2014;
aggregate liquidation preference of $2,032 at December 31, 2014	-
Common stock, par value $0.0001 per share. Authorized 95,000,0000 shares at December 31, 2014;
issued and outstanding 1,827,024 shares at December 31, 2014	-
Additional paid-in capital	62,728
Accumulated deficit	(50,111)
Total stockholders' equity	14,477
Total liabilities and stockholders' equity	$20,856
See accompanying notes to financial statements.

NEXPLANAR CORPORATION
Statements of Operations
Year ended December 31, 2014
(In thousands)
2014
Revenue, net	$11,839
Revenue - related parties, net	5,626
Net revenue	17,465

Cost of goods sold	11,293
Gross margin	6,172
Research and development	3,197
Selling and marketing	3,899
General and administrative	3,165
Operating loss	(4,089)
Interest and other expense, net	673
Loss before income taxes	(4,762)
Provision for income taxes	-
Net loss	$(4,762)
See accompanying notes to financial statements.

NEXPLANAR CORPORATION
Statements of Stockholders' Equity
Year ended December 31, 2014
(In thousands, except share data)

	Series F		Series E		Series D-X and D-1X		Series C-X		Series B-X		Series A-X		Additional paid-in capital
	preferred stock		preferred stock		preferred stock		preferred stock		preferred stock		preferred stock		Warrants	Common stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Amount	Shares	Amount	Additional paid-in capital	Accumulated deficit	Total stockholders' equity
Balance, December 31, 2013	2,158,864	$-	8,639,980	$1	13,026,572	$1	17,915,867	$2	4,014,908	$-	1,515,741	$-	$1,855	1,638,024	$-	$50,978	$(45,349)	$7,488
Issuance of Series F Preferred Stock net of offering expenses of $90	8,275,643	1	-	-	-	-	-	-	-	-	-	-	-	-	-	11,409	-	11,410
Issuance of Common Stock warrants (vested)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	82	-	82
Issuance of Common Stock from exercise of stock options	-	-	-	-	-	-	-	-	-	-	-	-	-	189,000	-	36	-	36
Stock compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	223	-	223
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(4,762)	(4,762)
Balance, December 31, 2014	10,434,507	$1	8,639,980	$1	13,026,572	$1	17,915,867	$2	4,014,908	$-	1,515,741	$-	1,855	1,827,024	$-	$62,728	$(50,111)	$14,477
See accompanying notes to financial statements.

NEXPLANAR CORPORATION
Statements of Cash Flows
Year ended December 31, 2014
(In thousands)
2014
Cash flows from operating activities:
Net loss	$(4,762)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of loan fees	30
Amortization of debt discount	81
Depreciation	1,092
Stock compensation expense	223
Issuance of Common Stock Warrants (vested)	82
Changes in operating assets and liabilities:
Accounts receivable	(1,746)
Inventories	(162)
Prepaid expenses and other assets	(18)
Accounts payable	212
Accrued payroll and related benefits	264
Other accrued expenses	456
Net cash used in operating activities	(4,248)
Cash flows from investing activity:
Purchases of property and equipment	(2,766)
Net cash used in investing activity	(2,766)
Cash flows from financing activities:
Issuance of Series F preferred stock	11,410
Issuance of Common Stock from exercise of stock options	36
Repayment of debt	(1,053)
Payments for contractual lease obligations	(90)
Net cash provided by financing activities	10,303
Net increase in cash and cash equivalents	3,289
Cash and cash equivalents at beginning of year	9,630
Cash and cash equivalents at end of year	$12,919
Supplemental cash flow disclosures:
Cash paid for income taxes	$-
Cash paid for interest	498
See accompanying notes to financial statements.

NEXPLANAR CORPORATION
Notes to Financial Statements
December 31, 2014
(Dollars in thousands)

(1)	Summary of Significant Accounting Policies
(a)	Description of Business
NexPlanar Corporation, or NexPlanar (the Company), is a privately owned corporation, originally organized March 21, 2003 in the state of Oregon as Neopad, Inc. NexPlanar is principally involved in the development of polyurethane pads that are used in manufacturing silicon integrated circuit wafers. These polishing pads are a consumable item used in a segment of the fabrication process called chemical mechanical planarization, or CMP.
(b)	Basis of Presentation
The Company prepares its financial statements in accordance with U.S. generally accepted accounting principles.
(c)	Use of Estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
(d)	Revenue Recognition
The Company recognizes revenue when products are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable.
Sales taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and, therefore, are excluded from revenue in the consolidated statements of income.
(e)	Cash and Cash Equivalents
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of cash on hand and funds in sweep account deposits.
The Company elected to invest its surplus cash into income‑earning sweep accounts on a daily basis in accordance with a policy objective that seeks to ensure both liquidity and safety of principal. The deposits into sweep accounts are not insured by the Federal Deposit Insurance Corporation.
(f)	Trade Accounts Receivable
Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on trade accounts receivable are included in cash flows from operating activities in the statements of cash flows. The Company reviews its accounts receivable balance monthly to determine if an allowance for doubtful accounts is necessary. In assessing the necessity of an allowance, management considers historical and current market conditions, the customers' financial condition, and the current receivables aging and payment patterns. The Company did not record an allowance for doubtful accounts at December 31, 2014.

NEXPLANAR CORPORATION
Notes to Financial Statements
December 31, 2014
(Dollars in thousands)
(g)	Inventories
Inventories are valued at standard costs, which approximate the lower of cost (weighted average) or market. Inventories at December 31, 2014 consisted of the following:
2014
Raw materials	$1,085
Finished goods	23
Total inventories	$1,108
(h)	Property, Plant, and Equipment
Property, plant, and equipment are recorded at cost. Depreciation on plant and equipment is calculated on the straight‑line method over the estimated useful lives of the assets. The estimated life of computer equipment and software, machinery and equipment, and office furniture is two, five, and five years, respectively. Leasehold improvements are depreciated over the remaining term of the underlying lease. Repair and maintenance costs are expensed as incurred.
(i)	Income Taxes
The Company accounts for income taxes under the asset‑and‑liability method. Deferred tax assets and liabilities are determined based on the temporary differences between the financial statements and tax basis of assets and liabilities as measured by the enacted tax rates for the years in which the taxes are expected to be paid.
(j)	Concentration of Credit Risk
Three customers accounted for approximately 60% of total revenue for the year ended December 31, 2014. Five customers accounted for approximately 73% of total trade accounts receivable balance at December 31, 2014.  Two of these customers are related parties (note 7).
(k)	Stock Option Plan
The Company recognizes all employee share‑based compensation as a cost in the financial statements. Equity‑classified awards are measured at the grant‑date fair value of the award. The Company estimates grant‑date fair value using the Black‑Scholes option‑pricing model.
Share‑based compensation cost totaled $223 thousand for the year ended December 31, 2014, of which $46 was recorded as cost of goods sold, $14 as research and development, $39 as selling and marketing, and $124 as general and administrative, respectively.
(l)	Research and Development
The Company expenses all research and development costs as incurred. These expenses include the costs of proprietary research and development efforts as well as costs incurred in connection with third‑party collaboration efforts. Expenses incurred through proprietary research and development efforts include salaries, employee benefits, stock‑based compensation, and other headcount‑related costs, prototype development costs, contract and other outside service fees, patent strategy and filing fees, and facilities and overhead costs. Costs incurred to support third‑party collaboration efforts include membership in an industry‑specific research center, test materials, and prototype products used in experimental testing.

NEXPLANAR CORPORATION
Notes to Financial Statements
December 31, 2014
(Dollars in thousands)
(m)	Long‑Lived Assets
Long‑lived assets, such as property, plant, and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long‑lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long‑lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values, and third‑party independent appraisals, depending on the nature of the asset. To date, no such impairments have occurred.
(n)	Fair Value of Financial Instruments
The fair value of financial instruments is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The carrying amounts reflected in the balance sheets for cash and cash equivalents, trade receivables, and accounts payable approximate fair value because of the short maturity for these instruments. Additionally, the Company's long‑term borrowings are at a variable interest rate that adjusts based on current market indices and as such, the recorded value approximates fair value.
(o)	Comprehensive Loss
Comprehensive loss is equal to net loss for the year ended December 31, 2014. As such, no separate statements of comprehensive loss have been presented.
(2)	Property and Equipment
Property and equipment consist of the following:
2014
Computer equipment and software	$211
Manufacturing equipment	6,213
Office furniture	72
Leasehold improvements	1,412
Leasehold improvements under capital lease (note 3)	518
Construction in progress	86
8,512
Less accumulated depreciation	(4,788)
$3,724
Total depreciation expense for the year ended December 31, 2014 was $1,092.

NEXPLANAR CORPORATION
Notes to Financial Statements
December 31, 2014
(Dollars in thousands)
(3)	Contractual Lease Obligations
In 2010, the Company entered into a long‑term operating lease for offices and manufacturing space in Hillsboro, Oregon. The lease commenced on December 9, 2010 and ends on June 30, 2016. In connection with the lease, the Company entered into an arrangement with the lessor to finance a portion of the cost of the leasehold improvements for the manufacturing space. This loan bears interest at 9% and is amortized over 60 months beginning in July 2011. It has been recorded in other long‑term liabilities. Total leasehold improvements are included in property, plant, and equipment and are being amortized over the term of the lease.
In December 2011, the Company entered into an agreement to lease additional space at its Hillsboro, Oregon facility. The additional lease commenced on May 8, 2012 and terminates in conjunction with the original lease on June 30, 2016. In connection with this lease, the lessor agreed to finance up to $225,000 of the cost of the leasehold improvements for the additional manufacturing space under terms similar to the original agreement. The Company expects to fully utilize this financing, which as of June 2015, had not been finalized.
In August 2013, the Company entered into an agreement to lease additional space at a new facility located in Hillsboro, Oregon. The lease commenced on November 1, 2013 and ends on June 30, 2020.
Rental expense in connection with the facility leases is recognized on a straight‑line basis over the term of the lease including any periods of free rent or lease incentives. Future minimum lease payments under these noncancelable operating leases, and future minimum capital lease payments associated with the original lease, as of December 31, 2014 are as follows:
	Capital	Operating
	lease	leases
Year ending December 31:
2015	$73	$536
2016	262	471
2017	—	393
2018	—	424
2019	—	434
2020	—	221
Total minimum lease payments	335	$2,479
Less amount representing interest	8
Present value of net minimum capital lease
payments	$327
Total rent expense for the year ended December 31, 2014 was $561.

NEXPLANAR CORPORATION
Notes to Financial Statements
December 31, 2014
(Dollars in thousands)
(4)	Stockholders' Equity
Authorized capital stock of the Company totals 162,580,688 shares of which 95,000,000 shares are designated as Common stock, par value of $0.0001, and 67,580,688 shares are designated as Preferred stock, par value of $0.0001.
(a)	Common Stock
Holders of common stock are entitled to one vote per share and to receive dividends and, upon liquidation or dissolution, are entitled to receive all assets available for distribution to stockholders. The holders have no preemptive or other subscription rights and there are no redemption or sinking fund provisions with respect to such shares. Common stock is subordinate to the preferred stock with respect to dividend rights and rights upon liquidation, winding‑up, and dissolution of the Company.
(b)	Preferred Stock
The Company has authorized 67,580,688 shares of $0.0001 par value preferred stock to be issued from time to time with such designations and preferences and other special rights and qualifications, limitations, and restrictions thereon, as permitted by law and as fixed from time to time by resolution of the board of directors.
•	Series A‑X and Series A Preferred stock
As of December 31, 2014, there were 1,515,741 Series A‑X shares outstanding. The original Series A stock was issued in 2004 in exchange for net proceeds of $6.2 million, was automatically converted to Series A‑1 upon issuance of Series C, was automatically converted to Series A per the terms of the Series D/D‑1 financing, and was automatically converted to Series A‑X per the terms of Series E financing. On July 14, 2008, the Company converted 603,034 shares of Series A‑1 preferred stock to Common stock. On May 1, 2011, the Company converted 181,225 shares of Series A‑1 into 181 shares of Common per the terms of the Series D/D‑1 financing. The issue price for Series A‑X is $2.76 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations, or the like with respect to such shares).
•	Series B‑X and Series B Preferred stock
As of December 31, 2014, there were 4,014,908 Series B‑X shares outstanding. The Series B stock was originally issued in 2007 in exchange for net proceeds of $6.9 million, was automatically converted to Series B‑1 upon issuance of Series C, was automatically converted to Series B per the terms of the Series D/D‑1 financing, and was automatically converted to Series B‑X per the terms of the Series E financing. On May 1, 2011, the Company converted 255,991 shares of Series B‑1 into 256 shares of Common per the terms of the Series D financing. The issue price for Series B‑X is $1.64 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations, or the like with respect to such shares).
•	Series C‑X and Series C Preferred stock
As of December 31, 2014, there were 17,915,867 Series C‑X shares outstanding. The Series C stock was originally issued in 2008 in exchange for net proceeds of $14.4 million, was automatically converted to Series C‑1 per the terms of the Series D/D‑1 financing, and was automatically converted to Series C‑X per the terms of the Series E financing. On May 1, 2011, the Company converted 751,185 shares of Series C into 751 shares of Common per the terms of the Series D/D‑1 financing. The original issue price of the Series C‑X Preferred is $0.78 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations, or the like with respect to such shares).

NEXPLANAR CORPORATION
Notes to Financial Statements
December 31, 2014
(Dollars in thousands)
•	Series D‑X and Series D‑1X and Series D and Series D‑1 Preferred stock
As of December 31, 2014, there were 4,200,304 Series D‑X and 8,826,268 Series D‑1X shares outstanding. The Series D and D‑1 stock was originally issued on March 18, 2011, in exchange for net proceeds $10.1 million, and was automatically converted to Series D‑X and Series D‑1X per the terms of the Series E financing. The original issue price of the Series D‑X and Series D‑1X Preferred is $0.78 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations, or the like with respect to such shares).
•	Series E Preferred stock
As of December 31, 2014, there were 8,639,980 shares of Series E outstanding. The Series E was issued on December 20, 2012, in exchange for net proceeds $10 million. The original issue price of the Series E Preferred is $1.16 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations, or the like with respect to such shares).
•	Series F Preferred stock
As of December 31, 2014, there were 10,434,507 shares of Series F outstanding. The Series F was issued on August 23, 2013, November 13, 2014, and December 22, 2014 in exchange for net proceeds $3 million, $6.4 million, and $5 million, respectively. The original issue price of the Series E Preferred is $1.39 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations, or the like with respect to such shares).
•	Preferences and Rights
Dividends
Holders of Series F, Series E, Series D‑X, and Series D‑1X Preferred, in preference to the holders of any other stock of the Corporation, shall be entitled to receive pari passu with all other holders of Series E, Series D‑X, and Series D‑1X Preferred, when and as declared by the Corporation's board of directors, cash dividends at the rate of eight percent (8%) of the Series F, Series E, Series D‑X, and Series D‑1X issue price per annum on each outstanding share of Series F, Series E, Series D‑X, and Series D‑1X Preferred. Such dividends are noncumulative, and they are payable based on the original issue price of issued and outstanding shares only when, as, and if declared by the board of directors.
Subject to the prior dividend rights of the Series F, Series E, Series D‑X, and Series D‑1X Preferred, holders of Series C‑X Preferred, in preference to the holders of any other stock of the Corporation other than Series E, Series D‑X, and Series D‑1X Preferred, shall be entitled to receive pari passu with all other holders of Series C‑X Preferred, when and as declared by the Corporation's board of directors, cash dividends at the rate of eight percent (8%) of the Series C‑X issue price per annum on each outstanding share of Series C‑X Preferred. Such dividends are noncumulative, and they are payable based on the original issue price of issued and outstanding shares only when, as, and if declared by the board of directors.
Subject to the prior dividend rights of the Series F, Series E, Series D‑X, Series D‑1X, and Series C‑X Preferred, holders of Series A‑X Preferred and Series B‑X Preferred collectively, in preference to the holders of any stock of the Corporation other than Series E, Series D‑X, Series D‑1X, and Series C‑X Preferred, shall be entitled to receive on an equal priority, pari passu basis according to their respective dividend preferences, when and as declared by the board of directors, cash dividends at the rate of eight percent (8%) of the Series A‑X and Series B‑X issue price per annum and pursuant to protective covenants retained in the Company's certificate of incorporation.

NEXPLANAR CORPORATION
Notes to Financial Statements
December 31, 2014
(Dollars in thousands)

Voting Rights
Other than for the election of the board of directors, the holders of preferred stock have voting rights equivalent to the common stockholders and vote together with the common stockholders as a single class on an as‑converted basis, unless legally required otherwise.
The holders of Series A‑X Preferred and Series B‑X Preferred, exclusively and voting together as a single class on an as‑converted basis, shall be entitled to nominate and elect one (1) member of the board of directors. The holders of Series C‑X Preferred, exclusively and voting as a separate class, shall be entitled to nominate and elect one (1) member of the board of directors. The holders of Series D‑X and Series D‑1X Preferred, exclusively and voting as a separate class, shall be entitled to nominate and elect one (1) member of the board of directors. The holders of Common and Preferred stock, exclusively and voting together as a single class on an as‑converted basis, shall be entitled to nominate and elect the remaining members of the board of directors.
Liquidation Preference
In the event of any liquidation, dissolution, or winding‑up of the Company, the holders of Series F, Series E, Series D‑X, and Series D‑1X preferred stock shall be entitled to receive in preference to the holders of Series A‑X, Series B‑X, Series C‑X, and common stock an amount per share of Series F, Series E, Series D‑X, and Series D‑1X preferred equal to one (1) times the Series F original issue price, one (1) times the Series E original issue price, two (2) times the Series D‑X original issue price, and three (3) times the Series D‑1X original issue price (all as adjusted for any stock dividends, combinations, splits, recapitalizations, or the like with respect to such shares) plus any declared but unpaid dividends (the Series F, Series E, Series D‑X, and Series D‑1X Liquidation Preference). After the payment of the Series F, Series E, Series D‑X, and Series D‑1X Liquidation Preference to the holders of Series F, Series E, Series D‑X, and Series D‑1X preferred stock, holders of Series C‑X preferred stock, on a pari passu basis, shall be entitled to receive in preference to the holders of Series A‑X, Series B‑X, and common stock an amount per share of Series C‑X preferred equal to the Series C‑X original issue price (as adjusted for any stock dividends, combinations, splits, recapitalizations, or the like with respect to such shares) plus any declared but unpaid dividends (the Series C‑X Liquidation Preference). After the payment of the Series C‑X Liquidation Preference to the holders of Series C‑X preferred stock, holders of Series B‑X preferred stock, on a pari passu basis, shall be entitled to receive any remaining assets in preference to the holders of Series A‑X and common stock an amount per share equal to $1.34 (the Series B‑X Liquidation Preference) plus any declared but unpaid dividends. After the payment of the Series B‑X Liquidation Preference to the holders of Series B‑X preferred stock, holders of Series A‑X preferred stock, on a pari passu basis, shall be entitled to receive any remaining assets in preference to the holders of common stock an amount per share equal to $1.34 (the Series A‑X Liquidation Preference) plus any declared but unpaid dividends. After the payment of the Series A‑X Liquidation Preference to the holders of Series A‑X preferred stock, any remaining assets shall be distributed ratably to the holders of common stock and the holders of preferred stock pro rata based on the number of shares of common stock held by each (assuming all shares of Series preferred stock have been converted to common stock).
A merger, acquisition, sale of voting control, or sale of substantially all of the assets of the Company in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation shall be deemed to be a liquidation event.
Conversion
All Preferred stock is convertible into shares of Common stock on an one‑for‑one basis (subject to certain adjustments) at any time by the holder and under certain automatic conditions.

NEXPLANAR CORPORATION
Notes to Financial Statements
December 31, 2014
(Dollars in thousands)

(c)	Preferred Stock Purchase Warrants
In 2006, the Company issued warrants to purchase 398,604 (as adjusted for any stock dividends, combinations, splits, recapitalizations, or the like with respect to such shares) shares of Series B Preferred Shares in connection with convertible notes issued to certain investors. Subsequently, these warrants were converted to an equivalent dollar amount of Series C Preferred Share warrants. The exercise price is $0.78 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations, or the like with respect to such shares). The fair value of these warrants is not material to the financial statements and is presented as a part of Series C Preferred stock.
In 2008, the Company issued a warrant to purchase 2,252,920 (as adjusted for any stock dividends, combinations, splits, recapitalizations, or the like with respect to such shares) shares of Series C Preferred stock as part of a potential commercial relationship. The warrant was issued to a potential customer of the Company, and the shares of this warrant become exercisable in tranches as three separate milestones are achieved. The exercise price is $0.78 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations, or the like with respect to such shares). In February 2009, the Company entered into a collaboration agreement with the customer thereby achieving the first milestone, resulting in the vesting of 321,846 of the warrants. The warrants' fair value was determined using the Black‑Scholes option‑pricing model using a risk‑free rate of 2.3%, volatility of 62.5%, and a term of 6.3 years. The Company recorded $154 expense related to the fair value of the warrants vested. The expense was classified as cost of goods sold operating expense in the financial statements. During 2010, the Company began to recognize revenue related to this collaboration agreement, resulting in recognition of the proportionate share of the fair value of the warrant associated with the second milestone of the agreement. The Company recorded $157 in 2010 and $131 in 2009 related to the proportionate fair value of the warrant associated with the second milestone, which is classified as a sales discount in the financial statements. The warrants' fair value was determined using the Black‑Scholes option‑pricing model using a risk‑free rate of 2.3%, volatility of 62.5%, and the remaining contractual term of 5.5 years. During 2011, the third milestone of the agreement was met as a result of a meeting a certain level of sales to the customer during the year. The Company recorded $475 in expense related to the fair value of the warrants vested, which is classified as a sales discount in the financial statements. The warrants' fair value was determined using the Black‑Scholes option‑pricing model using a risk‑free rate of 0.77%, volatility of 62.5%, and the remaining contractual term of 3.7 years.
In 2009, the Company entered into a loan agreement with Atel Ventures. In connection with the loan agreement, the Company issued a warrant to the lender to purchase 337,938 (as adjusted for any stock dividends, combinations, splits, recapitalizations, or the like with respect to such shares) shares of Series C Preferred stock. The warrant expires on the earliest of the tenth anniversary of the issue date or of the closing of the first public offering of the Company's Common stock under terms and conditions that require automatic conversion of the Series C Preferred stock into Common stock. The exercise price is $0.78 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations, or the like with respect to such shares). The Company recorded $187 related to the fair value of the warrants as a debt discount, which was amortized as interest expense over the period of the agreement using the effective-interest method. The warrants' fair value was determined using the Black-Scholes option-pricing model using a risk-free rate of 3.59%, volatility of 62.5%, and an expected term of 10 years.
In 2011, the Company entered into a loan agreement with TriplePoint Capital, as discussed in note 6. In connection with the loan agreement, the Company issued a warrant to the lender to purchase 115,864 (as adjusted for any stock dividends, combinations, splits, recapitalizations, or the like with respect to such shares) shares of Series D Preferred stock. The warrant expires on the earliest of the tenth anniversary of the issue date or in certain scenarios related to the sale of substantially all of the Company's assets. The exercise price is $0.78 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations, or the like with respect to such shares). The Company recorded $65 related to the fair value of the warrants as a debt discount, which was amortized as interest expense over the period of the agreement using the effective-interest method. The warrants' fair value was determined using the Black-Scholes option-pricing model using a risk-free rate of 2.0%, volatility of 62.5%, and an expected term of 10 years.
In 2013, the Company entered into a loan agreement with Horizon Technology Finance Corporation, as discussed in note 6. In connection with the loan agreement, the Company issued a warrant to the lender to purchase 216,000 (as adjusted for any stock dividends, combinations, splits, recapitalizations, or the like with respect to such shares) shares of Series E Preferred stock. The warrant expires on the earliest of the tenth anniversary of the issue date or in certain scenarios related to the sale of substantially all of the Company's assets. The exercise price is $1.16 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations, or the like with respect to such shares). The Company recorded $182 related to the fair value of the warrants as a debt discount, which will be amortized as interest expense over the period of the agreement using the effective‑interest method. The total amortization expense recognized at December 31, 2014 was $114. The warrants' fair value was determined using the Black‑Scholes option‑pricing model using a risk‑free rate of 2.0%, volatility of 62.5%, and an expected term of 10 years.

NEXPLANAR CORPORATION
Notes to Financial Statements
December 31, 2014
(Dollars in thousands)

(d)	Common Stock Purchase Warrants
In 2011, the Company issued warrants to purchase 1,118,401 (as adjusted for any stock dividends, combinations, splits, and recapitalizations) of Common Stock as part of the Series D/D‑1 Preferred Stock financing. These warrants were issued to certain existing investors who participated in a Series D/D‑1 Preferred Stock financing for a minimum of their pro rata share based upon their ownership of preferred stock prior to the financing. The Company recorded $59 as discount to the Series D/D‑1 Preferred Stock value in the financial statements related to the fair value of the warrants. The warrants' fair value was determined using the Black‑Scholes option‑pricing model using a risk‑free rate of 1.96%, volatility of 62.5%, and a term of 5 years.
In 2011, the Company issued warrants to purchase 1,600,446 (as adjusted for any stock dividends, combinations, splits, and recapitalizations) shares of Common Stock as part of a commercial relationship with a customer. The shares of the warrant become exercisable in tranches as four separate milestones are achieved. The exercise price is $0.01 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations, or the like with respect to such shares). During 2011, the Company was qualified by the customer to provide product from its Hillsboro facility, which resulted in the achievement of the first milestone and was qualified to provide product for two particular applications of the customer, which resulted in the achievement of the second milestone. The achievement of these milestones resulted in the vesting of a total of 857,381 of the warrants. The Company recorded $70 of expense related to the fair value of the warrants, which it classified as an operating expense in the financial statements. The warrants' fair value was determined using the Black‑Scholes option‑pricing model using a risk‑free rate of 0.72%, volatility of 62.5%, and a term of 4.5 years. The third milestone for 285,794 shares associated with the qualification for an additional application was not met during the year and per the terms of the agreement thereby expired. During 2014, the Company was qualified to provide product for a particular application of the customer, which resulted in the achievement of the fourth milestone, which resulted in the vesting of 457,271 shares. The Company recorded $82 of expense related to the fair value of the warrants, which it classified as an operating expense in the financial statements. The warrants' fair value was determined using the Black‑Scholes option pricing model using a risk free rate of 0.64%, volatility of 62.5%, and a term of 1.2 years.
(5)	Stock Compensation Plan
In 2004, the Company adopted a stock compensation plan (the 2004 Plan) pursuant to which the Company's board of directors may grant stock options to officers, employees, and certain nonemployees. The 2004 Plan authorizes grants to purchase shares of authorized but unissued common stock. Stock options can be granted with an exercise price less than, equal to, or greater than the stock's fair market value at the date of grant. All awards have 10‑year terms. Most options vest and become fully exercisable after four years from the date of grant.
In 2008, the Company adopted a stock compensation plan (the 2008 Plan) pursuant to which the Company's board of directors may grant stock options to officers, employees, and certain nonemployees. The 2008 Plan authorizes grants to purchase shares of authorized but unissued common stock. Stock options can be granted with an exercise price less than, equal to, or greater than the stock's fair market value at the date of grant. All awards have 10‑year terms. Options vest monthly (with cliff vesting in the first year) and become fully exercisable after four years from the date of grant.
At December 31, 2014, there were 2,311,047 additional shares available for the Company to grant under the 2004 and 2008 Plans. As the Company does not have sufficient historical experience for determining the expected term of the stock option awards granted, the Company has based its expected term for employee grants on the simplified method available under Staff Accounting Bulletin 107 (included in ASC 718, Stock Compensation). Since the Company's shares are not publicly traded and its shares are rarely traded privately, expected volatility is computed based on the average historical volatility of similar entities with publicly traded shares. The risk‑free rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The fair value of each option award is estimated on the date of grant using the Black‑Scholes option‑pricing model that used the weighted average assumptions in the following table:
2014
Valuation assumptions:
Expected dividend yield	$—%
Expected volatility	62.50
Expected term (years)	6.25
Risk-free interest rate	2.10
Stock option activity during the periods indicated is as follows:
			Remaining
	Number	Average	contractual
	of shares	exercise price	term
Balance at December 31, 2013	10,766,946	0.17	7.56
Granted	1,906,936	0.19
Forfeited	(93,146)	0.17
Expired	(512,154)	0.18
Exercised	(189,000)	0.19
Balance at December 31, 2014	11,879,582	0.17	6.93
Exercisable at December 31, 2014	7,409,443	0.17	5.90
The weighted average grant‑date fair value of options granted during 2014 was $0.11.
At December 31, 2014, there was $475 of unrecognized compensation cost related to share‑based compensation arrangements granted under the Plans. That cost is expected to be recognized over a weighted average period of 2.6 years. The total fair value of shares vested during the year ended December 31, 2014 was $234.
The Company currently uses authorized and unissued shares to satisfy share‑award exercises.

NEXPLANAR CORPORATION
Notes to Financial Statements
December 31, 2014
(Dollars in thousands)

(6)	Financing Arrangements
On May 29, 2013, the Company entered into a $5.0 million loan agreement with Horizon Technology Finance Corporation. The loan bears an effective interest rate of 11.12%. The debt is payable in interest‑only payments until July 2014 and then is payable in 30 monthly payments of approximately $190 and a final payment of $125 at maturity on December 1, 2016. Total proceeds were reduced by the lender by $70 in origination fees and expenses. The debt is discounted for the fair value of attached warrants as discussed in note 4. Loan origination fees of approximately $70 are classified as other assets in the financial statements and are being amortized over the life of the loan using the effective‑interest method. The collateral for the loan is all personal property and fixtures of the Company.
Future minimum payments as of December 31, 2014 are as follows (in thousands):
Year ending December 31:
2015	$2,283
2016	2,217
4,500
Less amounts representing interest	(552)
Present value of debt
payments	3,948
Debt discount, net of amortization	(68)
Present value of debt
payments, net	$3,880
(7)	Related‑Party Transactions
The Company recognized approximately $5,626 in revenue from sales to related parties in the year ended December 31, 2014. The accounts receivable balance as of December 31, 2014 of $644 related to the same parties, all of whom are preferred shareholders in the Company.
(8)	Commitments and Contingencies
The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations, or liquidity.

NEXPLANAR CORPORATION
Notes to Financial Statements
December 31, 2014
(Dollars in thousands)
(9)	Income Taxes
No provision has been made for federal income taxes for the year ended December 31, 2014 as the Company has generated net operating losses since inception.
Significant components of the Company's deferred tax assets as of December 31, 2014 related to net operating losses as well as start‑up costs and accrued liabilities are as follows:
2014
Components of deferred tax assets:
Net operating loss carryforwards	$18,065
Other	1,698
Gross deferred tax asset	19,763
Less valuation allowance	(19,763)
Net deferred tax assets	$—
The Company has applied a full valuation allowance against its deferred tax assets as of December 31, 2014 and for the period from inception as the Company has had a history of losses.
At December 31, 2014, the Company has federal and state net operating loss carryforwards of approximately $46 million to offset future income. Additionally, the Company has research and development credits of approximately $720. These carryforwards expire in 2024 through 2032.
Pursuant to Internal Revenue Code Sections 382 and 383, the utilization of net operating losses and other tax attributes may be substantially limited due to cumulative changes in ownership greater than 50% that have occurred or could occur during applicable testing periods. The Company has not performed a formal Section 382 analysis, but the preliminary internal analysis indicates that the net operating losses may be limited. Management will determine when a formal analysis is warranted based on generating sufficient taxable income in future periods or the existence of any tax planning strategies that would warrant such a review.
(10)	Subsequent Events
On May 11, 2015, the Company closed a $7 million round of equity financing in which it sold 5,037,348 shares of Series F preferred stock at a price of $1.38962 per share.
The Company has evaluated subsequent events from the balance sheet date through June 19, 2015, the date at which financial statements were issued, and determined that there are no other items to disclose.
(11)	Revision of Previously Issued Notes to the Financial Statements
During 2015, the Company identified certain immaterial omissions to the concentration and related party disclosures as of and for the year ended December 31, 2014.  The Company has corrected these omissions in Note 1(j) and Note 7, respectively.  The omissions related to incremental concentration of sales and accounts receivable information, as well as the identification of an additional related party.